EXHIBIT 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 964-8389 fax: (617) 969-5730

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang,
Manager of Investor Relations
(617) 796-8149
www.hptreit.com

Hospitality Properties Trust Announces 2005 Fourth Quarter and Annual Results

Newton, MA (February 9, 2006):  Hospitality Properties Trust (NYSE: HPT) today announced its results of operations for the quarter and twelve months ended December 31, 2005.

Results for the quarter ended December 31, 2005:

Net income was $48.2 million for the quarter ended December 31, 2005, compared to $35.9 million for the same quarter last year.  Net income available for common shareholders was $46.3 million, or $0.64 per share, for the quarter ended December 31, 2005, compared to $33.9 million, or $0.51 per share, for the same quarter last year.

Funds from operations (FFO) for the quarter ended December 31, 2005, were $65.5 million, or $0.91 per share.  This compares to FFO for the quarter ended December 31, 2004, of $57.4 million, or $0.85 per share.

The weighted average number of common shares outstanding totaled 71.9 million and 67.2 million for the quarters ended December 31, 2005 and 2004, respectively.

Results for the twelve months ended December 31, 2005:

Net income was $129.9 million for the twelve months ended December 31, 2005, compared to $127.1 million for the same period last year.  Net income available for common shareholders was $122.2 million, or $1.75 per share, for the twelve months ended December 31, 2005, compared to $114.6 million, or $1.72 per share, for the same period last year.

Funds from operations (FFO) for the twelve months ended December 31, 2005, were $263.3 million, or $3.77 per share.  This compares to FFO for the twelve months ended December 31, 2004, of $233.9 million, or $3.52 per share.

The weighted average number of common shares outstanding totaled 69.9 million and 66.5 million for the twelve months ended December 31, 2005 and 2004, respectively.

A Maryland Real Estate Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Portfolio Performance:

Revenue per available room, or RevPAR, for the quarter ended December 31, 2005, versus the same quarter last year increased 11.6% to $64.82.  Average daily rate, or ADR, rose to $91.69, an 8.9% improvement, while occupancy increased by 1.7 percentage points to 70.7% from the prior year period.

RevPAR for the year ended December 31, 2005, versus the prior year increased 9.2% to $65.51.  ADR rose to $89.62, a 7.7% improvement, while occupancy increased by 1.0 percentage point to 73.1% from the prior year.

Financing Activities:

In October 2005, the credit ratings of HPT’s senior unsecured debt obligations were raised to “BBB” and “Baa2” from “BBB-” and “Baa3” by Standard & Poor’s Rating Services and Moody’s Investors Service, respectively.

On January 12, 2006, HPT announced its regular quarterly common share dividend of $0.73 per common share ($2.92 per share per year).  This regular quarterly dividend will be paid to common shareholders of record as of the close of business on January 27, 2006, and distributed on or about February 16, 2006.

Investing Activities:

On November 1, 2005, HPT acquired a Country Inn & Suites by CarlsonSM hotel located in Brooklyn Center, Minnesota with 84 guestrooms from Carlson Hotels Worldwide, or Carlson, for $4.1 million. This hotel was added to a combination management agreement with 11 former Prime HotelsSM which were rebranded to Carlson owned brands during the second quarter of 2005 and are currently undergoing renovations.  The renovations are expected to be completed during the second quarter of 2006 at a total cost of approximately $37 million.

Subsequent Events:

On January 6, 2006, HPT acquired the Harbor Court Complex in Baltimore’s Inner Harbor for $78 million.  The Harbor Court Complex is a mixed use development comprised of the 195 room Harbor Court Hotel, a 72,042 square foot office building and a 530 space parking garage.  Simultaneously with this purchase, HPT entered into an agreement with InterContinental Hotels Group, or IHG, to manage the hotel under its InterContinental Hotels and Resorts brand.

On January 25, 2006, HPT announced that it had agreed to purchase nine hotels for $196.2 million.  The hotels include five Crowne Plaza Hotels, one full service Holiday Inn Select Hotel, two Staybridge Suites Hotels and one Holiday Inn SunSpree Resort Hotel.  The purchases were effective January 20, 2006, except for the closing of the Holiday Inn SunSpree Resort Hotel which was delayed pending certain third party approvals.  Simultaneously with this purchase, HPT entered into a long term management agreement with IHG for eight of the hotels.  HPT will enter into a long term lease with IHG for the Holiday Inn SunSpree Resort Hotel simultaneous with its purchase.

Conference Call:

On Thursday, February 9, 2006, at 1:00 p.m. Eastern Time, John Murray, president and chief operating officer, and Mark Kleifges, chief financial officer, will host a conference call to discuss the results for the quarter ended December 31, 2005.

The conference call telephone number is (800) 818-5264.  Participants calling from outside the United States and Canada should dial (913) 981-4910.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Wednesday, February 15, 2006.  To hear the replay, dial (719) 457-0820. The replay pass code is 1317540.

A live audio webcast of the conference call will also be available in a listen only mode on the company’s web site, which is located at www.hptreit.com.  Participants wanting to access the webcast should visit the company’s web site about five minutes before the call.  The archived webcast will be available for replay on HPT’s web site for about one week after the call.

Supplemental Data:

A copy of HPT’s Fourth Quarter 2005 Supplemental Operating and Financial Data is available for download at HPT’s web site, www.hptreit.com.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns 307 hotels located in 38 states, Puerto Rico and Canada. HPT is headquartered in Newton, Massachusetts.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S CURRENT BELIEFS AND EXPECTATIONS, BUT, FOR VARIOUS REASONS, THEY MAY NOT OCCUR.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT HPT’S PURCHASE OF THE HOLIDAY INN SUNSPREE RESORT IN JAMAICA HAS BEEN DELAYED PENDING THIRD PARTY APPROVALS. IN FACT, CIRCUMSTANCES MAY DELAY THIS PURCHASE FOR AN EXTENDED PERIOD OR PREVENT IT FROM OCCURRING.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO RELEASE PUBLICLY THE RESULT OF ANY REVISION TO THESE FORWARD LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Hospitality Properties Trust

CONSOLIDATED STATEMENT OF INCOME AND FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Revenues:
Hotel operating revenues (1)	$172,056	$119,342	$682,541	$498,122
Minimum rent	31,955	30,343	126,829	125,669
Percentage rent	3,902	2,803	3,902	2,803
FF&E reserve income (2)	5,567	4,147	19,767	18,147
Interest income	417	199	1,373	627
Total revenues	213,897	156,834	834,412	645,368

Expenses:
Hotel operating expenses (1)	109,201	74,602	476,858	333,818
Interest (including amortization of deferred financing costs of $609, $686, $2,894 and $2,744, respectively)	16,187	12,618	65,263	50,393
Depreciation and amortization	34,868	28,725	131,792	114,883
General and administrative	5,440	5,033	23,296	19,386
Loss on asset impairment (3)	—	—	7,300	—
Total expenses	165,696	120,978	704,509	518,480

Income before gain on sale of real estate	48,201	35,856	129,903	126,888
Gain on sale of real estate	—	—	—	203

Net income	48,201	35,856	129,903	127,091
Preferred distributions	(1,914)	(1,914)	(7,656)	(9,674)
Excess of liquidation preference over carrying value of preferred shares (4)	—	—	—	(2,793)
Net income available for common shareholders	$46,287	$33,942	$122,247	$114,624

Calculation of FFO (5):
Net income available for common shareholders	$46,287	$33,942	$122,247	$114,624
Add: FF&E deposits not in net income (2)	454	421	1,941	1,767
Depreciation and amortization	34,868	28,725	131,792	114,883
Loss on asset impairment (3)	—	—	7,300	—
Excess of liquidation preference over carrying value of preferred shares (4)	—	—	—	2,793
Less:
Gain on sale of real estate	—	—	—	(203)
Deferred percentage rent (6)	(3,008)	(2,167)	—	—
Deferred hotel operating income (7)	(13,079)	(3,546)	—	—
Funds from operations (“FFO”)	$65,522	$57,375	$263,280	$233,864

Weighted average common shares outstanding	71,921	67,203	69,866	66,503

Per common share amounts:
Net income available for common shareholders	$0.64	$0.51	$1.75	$1.72
FFO (5)	$0.91	$0.85	$3.77	$3.52
Common distributions declared	$0.73	$0.72	$2.90	$2.88

See Notes on page 5.

Hospitality Properties Trust

NOTES TO CONSOLIDATED STATEMENT OF INCOME AND FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

(1)          At December 31, 2005, each of our 298 hotels were included in one of ten combinations of hotels of which 189 were leased to one of our taxable REIT subsidiaries and managed by independent hotel operating companies and 109 are leased to third parties. Our consolidated statement of income includes hotel operating revenues and expenses of managed hotels and rental income from our leased hotels.

(2)          Various percentages of total sales at most of our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E Reserve escrows.  We own the FF&E Reserve escrows for all the hotels leased to our taxable REIT subsidiaries and for most of the hotels leased to third parties.  We have a security and remainder interest in the FF&E Reserve escrows for the remaining hotels leased to third parties.  When we own the FF&E Reserve escrows at hotels leased to third parties we report payments into the escrow as additional rent.  When we have a security and remainder interest in the FF&E Reserve escrows, deposits are not included in revenue but are included in FFO. We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income in our consolidated statement of income.

(3)          In June 2005, we authorized Carlson Hotels Worldwide, or Carlson, to pursue the sale of our Prime HotelSM in Atlanta, GA. In connection with this decision, we recorded a $7,300 loss on asset impairment in the second quarter of 2005 to reduce the carrying value of the hotel to its estimated net realizable value less the cost to sell. We sold the hotel on September 30, 2005, for $3,227.

(4)          On April 12, 2004, we redeemed all of our outstanding 9 ½% Series A Preferred Shares at their liquidation preference of $25 per share, plus accumulated and unpaid dividends. We deducted the $2,793 excess of the liquidation preference of the redeemed shares over their carrying amount from net income in determining net income available to common shareholders in the calculation of earnings per share in the 2004 first quarter, which was when the redemption was approved by our board of trustees.

(5)          We compute FFO as shown. Our calculation of FFO differs from the NAREIT definition because we include FF&E deposits not included in net income (see note 2), deferred percentage rent (see note 6) and deferred hotel operating income (see note 7) and exclude loss on asset impairment (see note 3) and the excess of liquidation preference over carrying value of redeemed preferred shares (see note 4). We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense, impairment charges and losses on early extinguishment of debt, it may facilitate comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is among the important factors considered by our board of trustees when determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital needs and operating performance.

(6)          In calculating net income we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include the estimated amount in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters. Percentage rental income included in FFO was $894 and $637 in the fourth quarter of 2005 and 2004, respectively.

(7)          Our share of the operating results of our managed hotels in excess of the minimum returns due to us is generally determined based upon annual calculations. Typically the net operating results of our hotels are strongest during the second and third quarters of the year, which are the most active periods for business and leisure travel. We recognize our share of income in excess of our minimum returns in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this income until the fourth quarter for purposes of calculating net income, we include the estimated amount in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters. Hotel operating profits in excess of the minimum returns due to us included in FFO were $489 in the fourth quarter of 2005 and our share of these operating profits declined by $2,149 during the fourth quarter of 2004 as the operating results of certain of our managed hotels were less than the minimum returns due to us for the quarter.

Hospitality Properties Trust

CONSOLIDATED BALANCE SHEET

(dollars in thousands, except share data)

	December 31, 2005	December 31, 2004
		(audited)
ASSETS

Real estate properties, at cost:
Land	$537,389	$460,748
Buildings, improvements and equipment	3,089,304	2,720,242
	3,626,693	3,180,990
Accumulated depreciation	(613,007)	(556,517)
	3,013,686	2,624,473
Cash and cash equivalents	18,568	15,894
Restricted cash (FF&E reserve escrow)	29,063	38,511
Other assets, net	53,290	10,547
	$3,114,607	$2,689,425

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$35,000	$72,000
Senior notes, net of discounts	921,606	621,679
Mortgage payable	3,766	3,826
Security deposits	185,304	175,304
Accounts payable and other liabilities	108,595	77,782
Due to affiliate	2,967	2,661
Dividends payable	1,914	50,300
Total liabilities	1,259,152	1,003,552

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest; no par value; 100,000,000 shares authorized: Series B preferred shares; 8 7/8% cumulative redeemable; 3,450,000 shares issued and outstanding, aggregate liquidation preference $86,250	83,306	83,306
Common shares of beneficial interest; $0.01 par value; 100,000,000 shares authorized, 71,920,578 and 67,203,228 issued and outstanding, respectively	719	672
Additional paid-in capital	2,059,883	1,859,936
Cumulative net income	1,211,072	1,081,169
Cumulative preferred distributions	(59,336)	(51,680)
Cumulative common distributions	(1,440,189)	(1,287,530)
Total shareholders’ equity	1,855,455	1,685,873
	$3,114,607	$2,689,425

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